                                                                    EXHIBIT 99.3


                                                                 August 13, 1999



Mr. Stephen D. Chesebro'
5473 Sugar Hill Drive
Houston, Texas  77056

Dear Steve:

          In connection with your anticipated separation from PennzEnergy Company (the "Company") and in consideration of your service to the Company, you and Company have agreed to the terms and conditions as contained in this letter agreement ("Agreement") and the attachment to this Agreement ("Attachment") concerning your separation from employment which you and the Company believe will occur on the close of business of the date occurring sixty (60) days after the closing date ("Closing Date") of the transaction occurring pursuant to that certain Amended and Restated Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Delaware Corporation, Devon Oklahoma Corporation and PennzEnergy Company, dated as of May 19, 1999. You agree to remain employed by the Company until the date occurring sixty (60) days after the Closing Date (your "Separation Date") and the Company agrees to employ you under the terms and conditions of your employment as currently in place.

          In consideration of Company's agreement to provide the benefits, payments, and other items described in the Attachment, a substantial portion of which are in addition to anything to which you are already entitled and the receipt and sufficiency of which are hereby acknowledged:

          1. Release. Effective on the Separation Date, you agree to release and forever discharge the Company, its officers, directors, agents, servants, and employees, their successors, assigns, and insurers and their parents, subsidiaries and affiliates, and any and all other persons, firms, organizations, and corporations (except as provided in this Agreement and the Attachment), from any and all damage, losses, causes of action, expenses, demands, liabilities, and claims on behalf of yourself, your heirs, executors, administrators, and assigns with respect to all matters relating to the Company and you hereby accept the cash payments, benefits, and other items described herein in full settlement of all such damages, losses, causes of action, expenses, demands, liabilities, and claims you now have or may have with respect to such matters.

               This release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Texas Labor Code, any state or federal statute, regulation or common law pertaining to "whistleblowers," claims for breach of contract, tort or personal injury of any sort, and any claim under any other state or federal statute or regulation, in equity or at common law. Further, by accepting the payments described in the Attachment, you agree not to sue the Company or the related persons and entities described above. You affirm and agree that your employment relationship will end on your Separation Date, and you withdraw unequivocally, completely, and finally from your employment, you resign all positions, titles, responsibilities and authority as an officer or employee of the Company and its affiliates and waive all rights in connection with such relationship except to vested benefits and the payments and benefits described in the Attachment. You agree that is Agreement is valid, fair, adequate and reasonable, was entered into with your full knowledge and consent, and was not procured through fraud, duress or mistake. You shall have twenty-one (21) days to decide whether to sign the Agreement and be bound by its terms. You shall have the right to revoke or cancel it within seven (7) days after you have signed it. This cancellation or revocation can be accomplished by delivery of a written notification to me. In the event that this Agreement is canceled or revoked, the Company shall have no obligation to furnish the payments and benefits described herein and in the Attachment, except for vacation pay described in paragraph 1 of the Attachment, office space and secretarial assistance as described in paragraph 14 of the Attachment, and any rights to the Company's Retirement Plan, Savings and Investment Plan, stock options and conditional stock awards that are vested as of your Separation Date. You acknowledge that you have been advised in writing to consult with an attorney prior to signing this Agreement and have had an adequate opportunity to seek advice of your own choosing. You acknowledge that you have read this Agreement, have had an opportunity to ask questions and have it explained to you and that you understand that the Agreement will have the effect of knowingly and voluntarily waiving any action you might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of the Agreement.

          2. Consulting Agreement. You hereby agree to provide consulting services to the Company for the period commencing as of your Separation Date and ending as of the second anniversary of your Separation Date. The services you provide shall be as an independent contractor and shall be with respect to those matters with which you are suitably experienced and knowledgeable by reason of your education, training, and background and your prior employment with the Company, including litigation matters. You agree to cooperate and freely consult with the Company, its management, board or directors, attorneys and other representatives upon request from time to time and at any time respecting any matters relating to the Company, its business or properties, including, without limitation, any loss contingencies, disputes, investigations, litigation or other proceedings or problems affecting the Company. The Company and you agree to work out reasonable accommodations for the provision of such consulting services so that they do not unreasonably interfere with any of your other personal affairs or business endeavors. No services shall be requested of you except by the Chairman of the Board of Directors or Chief Executive Officer of the Company.

               The Company will reimburse you for any reasonable travel or other business expenses incurred in connection with providing such consulting services, but you shall not be entitled to any other compensation for consulting other than that described in this Agreement and the Attachment thereto.

          3. Noncompete Agreement. You hereby agree that, during the period commencing as of your Separation Date and ending as of the second anniversary of your Separation Date, in the areas of Azerbaijan, Kuwait, the Raton Basin in Colorado and New Mexico, and for businesses related to carbon dioxide (CO2) transportation, marketing, processing, and tertiary recovery projects in the Permian Basin of West Texas and Southeast New Mexico (the "Relevant Geographic Area") you will not (i) accept employment or render service to any person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliates or (ii) enter into or take part in or lend your name as principal, director, officer, executive, independent contractor, partner or advisor, or accept employment for any purpose that would be competitive with the business of the Company or any of its affiliates (all of the foregoing activities are collectively referred to as the "Prohibited Activity"); provided, however, you may serve as a director of a business that is competitive with the Company in the Relevant Geographic Area, if you and such business agree that you cannot and will not as a director act or otherwise advise that business on any matter involving the Relevant Geographic Area.

               It shall not be considered a violation of this Agreement for you to be a passive investor in any enterprise that might be viewed as a competitor of the Company.

               In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this paragraph 3, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or (iii) posting any bond with respect thereto) against you prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. If the provisions of this paragraph 3 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, you and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.

               You acknowledge, agree and stipulate that: (i) the terms and provisions of this agreement are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this paragraph are ancillary or a part of as contemplated by Tex. Bus. & Com. Code Ann.
     (S)(S) 15.50-15.52, or any successor provisions; (ii) the consideration provided by the Company under this agreement is not illusory; and (iii) the consideration given by the Company under this agreement, gives rise to the Company's interest in restraining and prohibiting you from engaging in the Prohibited Activity within the Relevant Geographic Area as provided under this paragraph 3, and your covenant not to engage in the Prohibited Activity within the Relevant Geographic Area pursuant to this paragraph 3 is designed to enforce your consideration (or return promises). The failure of the agreements in this paragraph shall not constitute a breach of this Agreement.

               If the Company initiates a judicial proceeding against you to enforce this paragraph 3 and the Company does not prevail in whole or part, the Company shall pay your reasonable attorney's fees.

          4. Confidentiality Agreement. You agree to hold for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by you during your employment by the Company or any of its affiliates and which shall not be or become public knowledge (other than acts by you or representatives of you in violation of this Agreement or the other terms and conditions of your employment by the Company). You agree that you will not, without the prior written consent of the Company or as may be otherwise required by law or legal process, communicate or divulge any such secret or confidential information, knowledge or data relating to the Company or any of its affiliates and their respective businesses to anyone other than the Company and those designated by it.

          5. Benefits Under All Other Agreements, Arrangements, and Plans. You hereby agree that the benefits, payments and other items described in this Agreement and the Attachment supersede, replace, and are in lieu of any and all benefits, payments or other items that may have been due to you under any other agreements, arrangements or plans with, or of, the Company, except as otherwise provided herein and in the Attachment.

               You and the Company further agree that the benefits, payments and other items described in this Agreement and the Attachment do not result in an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code ("Code") and do not result in the imposition of the
     excise tax under Code Section 4999.    The failure of the agreements in the
     prior sentence shall not constitute a breach of this Agreement. Accordingly, you and the Company agree to reflect this treatment on the appropriate federal income tax returns and you agree that your 1999 return shall be prepared by Arthur Andersen LLP. The expenses incurred with respect to your 1999 return insofar as they relate to Section 280G of the Code shall be borne by the Company.

          6. Resignation Letter. You agree that a condition to the effectiveness of this Agreement is your execution and prompt return to the Company of the executed resignation letter attached to this Agreement as Exhibit A to be effective as of your Separation Date concerning officer, director and other positions held by you in the Company or its affiliates.

          7. Indemnification and Insurance. In accordance with the laws of the State of Delaware, and in compliance with and pursuant to the express terms of Paragraph 1 of Article VII of the bylaws of the Company, the Company agrees to indemnify you and to advance expenses incurred by you. The Company also agrees that you will continue to receive liability insurance for your services to the Company for so long as and to the maximum extent that any other officer or director of the Company receives coverage.

          8. Remedies. The Company shall have the right to sue in law or in equity for injunctions, specific performance or damages, but shall have no right of offset against amounts or benefits payable by the Company pursuant to the Agreement or otherwise.

          The purpose of the arrangements described in this Agreement and the Attachment is to arrive at a mutually agreeable and amicable basis upon which to separate your employment with the Company. You and the Company agree to refrain from any criticisms or disparaging comments about each other or in any way relating to your employment with or separation from the Company. Furthermore, you agree that you have returned or will return immediately, and to maintain in strictest confidence and not to use in any way, any proprietary, confidential, or other non-public information or documents relating to the business and affairs of the Company and its affiliates. You agree to refer all media, shareholder and investment or financial community inquiries regarding the Company to the Company without comment or other response to such inquiry.

          You further agree that the existence and all terms of this Agreement, including the terms and conditions contained in the Attachment, shall be kept strictly confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to your spouse, to financial institutions as part of a financial statement, to immediate family members and/or heirs, to financial, tax and legal advisors, or as required by law) by you or your agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Agreement.

          Nothing in this Agreement shall preclude you from providing information if required by law or if mandated by subpoena or a court to do so. The Agreement and its provisions shall not be disclosed by the Company to anyone other than its Board of Directors, its legal counsel and its accountants, without your prior written approval, unless otherwise required by law; provided, however, that the Company may disclose the terms of the Agreement and the Attachment to such of its employees or other advisors as may be reasonably necessary.

          This Agreement has been approved by the Board of Directors of the Company.

          This Agreement shall be conditioned upon the occurrence of the Closing Date and shall be null and void if the Closing Date does not occur by December 31, 1999.

                                    Very truly yours,




                                    James L. Pate
                                    Chairman of the Board


AGREED TO AND ACCEPTED this
_____ day of ___________, 1999



-----------------------------
Stephen D. Chesebro'

                Attachment to the Agreement dated August 2, 1999


1. VACATION

          You will be paid a lump sum cash payment, subject to applicable FICA and income tax withholding obligations, as soon as is practicable after your Separation Date, for all your 1999 earned vacation days, less any vacation days taken in 1999, plus all of your accrued vacation days through your Separation Date.

2. SALARY, RETENTION BONUS AND RETENTION PAYMENT

          You will receive your regular base salary, paid in biweekly amounts equal to $23,076.92, subject to applicable FICA and income tax withholding obligations, until your Separation Date.

          Upon your Separation Date, you will receive within 10 days thereafter an amount equal to 150% of your 1999 target bonus, or $585,000, in a lump-sum cash payment ("Retention Bonus"), subject to applicable FICA and income tax withholding obligations. This Retention Bonus shall be in lieu of any other bonus or similar type of payment you may have otherwise been or become eligible to receive during 1999.

          Upon your Separation Date, in addition to your regular base salary, you will also receive within 10 days thereafter a lump-sum cash payment of $300,000 ("Retention Payment"), subject to applicable FICA and income tax withholding obligations.

3. NONCOMPETE AND CONSULTING AGREEMENTS

          In return for your agreement to be bound by the noncompete and consulting agreements in the Agreement, you will receive within 10 days after your Separation Date separate and additional compensation a lump-sum cash payment of $1,200,000, subject to applicable tax withholding obligations.

4.   DEFERRED COMPENSATION AGREEMENT

          Commencing in the first month following your Separation Date, you will receive benefits under your Deferred Compensation Agreement, dated as of April 2, 1999 ("DCA"), equal to a monthly amount of $28,500, reduced by (i) any benefits provided to you under the Company's tax-qualified defined benefit plan or related defined benefit portion of the Company's excess benefit plan, (ii) your prior employer benefit of $5,063 per month and (iii) your social security benefits, and subject to applicable FICA and income tax withholding obligations, for your life, in accordance with the terms and conditions your DCA. Should you predecease your spouse, your spouse will receive benefits under your DCA equal to a monthly amount of $14,250, reduced by your prior employer surviving spouse benefit of $2,513.50 per month and social security benefits and subject to applicable income tax withholding obligations, for her life, subject to the terms and conditions of your DCA. All benefits under your DCA will paid on a monthly basis.

5. MEDICAL AND DENTAL COVERAGE

          Subject to your payment of applicable premiums, in accordance with the terms and conditions of your DCA and for so long as you and your spouse receive benefits under your DCA, beginning as of your Separation Date, you and your spouse will be entitled to reimbursement of medical and dental expenses under the PennzEnergy Company Medical Expenses Reimbursement Plan, formerly the Pennzoil Company Medical Expense Reimbursement Plan (copy attached hereto as Exhibit B), to the same extent as if your coverage under such plan as of the date hereof had continued in full force and effect.

6. LIFE INSURANCE AND AD&D

          You will have a thirty-one (31) day period after the end of your Separation Date to convert the balance of your employee life insurance, according to the terms and conditions in effect at that time. In addition, AD&D may be converted, according to the terms and conditions in effect at that time. Application must be made to the insurance company. It will be your responsibility to complete the conversion process if you so desire.

7. STD/LTD

          Short-and long-term disability coverage are not in effect after your Separation Date.

8. RETIREMENT PLAN

          You will receive a letter from the Benefits Department at a later date after your Separation Date outlining your retirement benefit and related conditions.

9. SAVINGS AND INVESTMENT PLAN AND RELATED PORTION OF EXCESS BENEFIT PLAN
   ACCOUNT

          Your employee accounts under the Company's Savings and Investment Plan are 100% vested. Employer matching accounts under the Savings and Investment Plan and the related portion of your Excess Benefit Agreement balance will be vested as of the Closing Date and will be distributed according to provisions of the plan and agreement. The forms that you must complete to receive a distribution from the plan and agreement will be mailed to you at a later date.

10.  STOCK OPTIONS

          All of your stock options granted prior to 1999 are fully vested as a result of the transaction occurring pursuant to that certain Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation ("Pennzoil/Quaker State Agreement"). All of your stock options granted in 1999 will be fully vested as of your Separation Date. Your vested stock options will remain outstanding for the remainder of their ten-year term subject to the terms of the applicable stock option agreement. Your stock options outstanding as of the date of the Agreement are set forth in Schedule A attached hereto.

11.  CONDITIONAL STOCK AWARD

          All of your conditional stock units are "Matured Units" as a result of the transaction occurring pursuant to the Pennzoil/Quaker State Agreement. All of your Matured Units will continue to be payable under the normal payment schedule provided under the applicable awards. Your conditional stock units outstanding as of the date of the Agreement are set forth in Schedule A attached hereto.

12. SALARY CONTINUATION PLAN

          Your participation in the Salary Continuation Plan is terminated as of your Separation Date.

13. DIRECTORS AND OFFICERS LIABILITY COVERAGE

          You will continue to be covered under the Company's directors and officers liability policy for events occurring prior to your Separation Date.

14. OFFICE SPACE

          In accordance with Paragraph 20 of your Employment Agreement with the Company, dated as of February 10, 1997, as amended July 1, 1997, the Company will continue its obligation to provide to you reimbursement for the cost of office space and secretarial assistance on the basis consistent with that provided to you by your former employer through December 31, 2000; provided, however, that in no event shall the provisions of such office space and secretarial assistance exceed $35,000 in during any 12-month period.

15. TAX PROTECTION AGREEMENT

          Your Tax Protection Agreement with the Company will be preserved and remain in force after your Separation Date.